EXHIBIT 99.4

Facebook Internal Communications

FAQ

What is happening? How are the new Class C shares different than the existing Class A shares?
Today, Facebook filed a preliminary proxy statement that includes a proposal to create a new class of publicly-listed, non-voting Class C capital stock and, if approved, to issue a one time dividend of two shares of that new class of capital stock for each outstanding Class A and Class B share held by stockholders (referred to in the rest of this FAQ as the “Reclassification”). The Class C shares will have the same economic rights as the existing Class A and Class B shares. The primary difference is that the Class C shares are non-voting. This proposal will be subject to stockholder approval at the annual stockholder meeting on June 20.

How will these shares be traded?
The Class A shares will continue to trade under the “FB” ticker symbol, while the Class C shares will trade under a different ticker symbol following the payment of the stock dividend. Stockholders will be able to trade the new Class C shares, just as they can with Class A shares today.

What is the timeline for the change?
The board of directors hasn't yet set a record date for the payment of the stock dividend. The actual record date will be communicated at a later date.

Will this change my percentage ownership in the company?
No. Following the Reclassification, each stockholder will hold 3x as many shares as they did before the Reclassification and, similarly, the total number of outstanding shares will be 3x greater than it was before the Reclassification. Shareholders’ percentage ownership interest in the company will not change.

How did the board arrive at this proposal?
In August 2015, the board of directors established a special committee, comprised of independent, non-management directors (Susan Desmond-Hellmann, Marc Andreessen, and Erskine Bowles) to evaluate a potential reclassification of our capital structure. The committee considered and received advice from its own independent advisors on the likely effects of a reclassification on our share price, capital structure, governance, management, operations, and investor relations. Following these discussions, the special committee unanimously recommended, and the board of directors unanimously approved (with Mark and the other management directors not participating), the Reclassification proposal.

Equity award and related FAQ

What will be the effect of the Reclassification on Facebook’s share price?
The proposed Class C dividend will have the effect of a 3:1 stock split. Accordingly, we expect our shares to trade at approximately one-third of the pre-dividend price immediately after the Reclassification goes into effect.

How is this different for RSUs than what we have today?
Currently, you receive Class A common stock when your RSUs vest and all new equity grants (e.g., new hire and refreshers) are for Class A shares. After the Reclassification, all pre-existing equity awards would be adjusted to account for the dividend of Class C shares and all new equity awards granted would be for only Class C shares.

What happens to unvested RSUs?
After the Reclassification, outstanding RSUs will become issuable for the same number of Class A shares plus, for each such Class A share, an additional two Class C shares. For example, if you had 50 Class A RSUs before the Reclassification, you would have 50 Class A RSUs and 100 Class C RSUs after the Reclassification.

What happens to shares of FB stock I hold?
If you hold shares of FB stock at the time of the Reclassification, including from prior RSU vest events, you will be issued a stock dividend in the form of an additional two Class C shares for every one share (Class A or Class B) that you own. For example, if you had 50 Class A shares before the Reclassification, you would have 50 Class A shares and 100 Class C shares after the Reclassification.

Will my RSU vesting schedule change?
No. Your vesting schedule will stay the same. Following the Reclassification, when an RSU vests you will receive the original number of Class A shares that are scheduled to vest plus, for each such share, an additional two Class C shares. For example, if you were scheduled to vest in 10 Class A RSUs on a specified vesting date before the Reclassification, you would vest in 10 Class A RSUs and 20 Class C RSUs on that same vesting date after the Reclassification.

How does this impact future RSU grants?
All RSUs granted following the Reclassification will be for only Class C shares.

I have a restricted stock award from an acquisition - what happens to that?
Following the Reclassification, when your restricted stock vests you will receive the original number of Class A or Class B shares that are scheduled to vest plus, for each such Class A or Class B share, an additional two Class C shares. Your vesting schedule will not change.

I live and work in the United States. How would this affect my taxes?
For US taxpayers, the stock dividend should not be taxable for federal income tax purposes, but you should discuss the dividend with your accountant or financial advisor if you have questions about your particular tax situation. More specifics regarding tax withholding and reporting for RSUs will be provided in subsequent communications and FYI Live sessions.

I live in [insert country name here]. Anything different for my country?
We do not expect the stock dividend to be a taxable event in most countries. We are in the process of evaluating tax implications for non-US countries and will update you with country-specific details in subsequent communications and FYI Live sessions. You should discuss the stock dividend with your accountant or financial advisor if you have questions about your particular tax situation.

Do I need to do anything specific with Schwab?
Following the Reclassification, Schwab will be adjusting any outstanding Facebook shares or equity awards in your account(s) to reflect the Class C stock dividend. We are working with Schwab on an implementation plan and will provide additional information in subsequent communications and FYI Live sessions on this topic in the future.

A dividend? Are we getting cash?
No. the Reclassification dividend will be issued in shares of Class C capital stock.

Is anything changing in our overall equity compensation practices?
No. Nothing is changing on the way we think about our overall equity compensation program.

Would there be any changes to how we can trade these new Class C shares?
We plan to list the Class C shares on Nasdaq just like our Class A shares. They will be publicly-traded and subject to Facebook’s insider trading policy, but will trade under a different ticker symbol than our Class A shares.

Can I choose to keep all Class A or Class B stock?
No. The Class C dividend will be automatically applied to all outstanding shares of Class A and Class B common stock and equity awards at the time of Reclassification.

Where can I learn more about this?

You can read Colin’s Newsroom post, Mark’s note to our community, and our preliminary proxy statement, which contains more exhaustive details about the Reclassification proposal under Quick Links.

Why can’t you answer all of my questions right now?
SEC rules that govern proxy proposals generally treat our written communications to employees about this proposal as a “solicitation” of your vote on the matter. A consequence of this rule is that we are required to publicly file such written communications with the SEC as they are disseminated. You can imagine that this makes it challenging to respond to individual employees questions and comments. So we think the best course of action is to attempt to answer as many of your questions in advance via this FAQ, and then provide additional information in subsequent communications and FYI Live sessions in the future, as needed. In addition, we will be available to answer questions in person at Q&A.

You haven’t answered my question - when will you tell us more?
If the Reclassification is approved, we will provide additional details in subsequent communications and FYI Live sessions on this topic in the future. Don’t worry, we will be sure to answer all of your questions before the Reclassification takes effect!

Additional Information and Where to Find It
This document may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Facebook intends to file with the Securities and Exchange Commission (the “SEC”) and make available to the Facebook stockholders of record on April 29, 2016 a proxy statement containing important information about the Reclassification proposal and certain other matters to be considered by the stockholders of Facebook at its 2016 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, FACEBOOK STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECLASSIFICATION PROPOSAL AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2016 ANNUAL MEETING.

Investors will be able to obtain the proxy statement and other relevant materials, when available, free of charge at the SEC’s website (http://www.sec.gov). In addition, documents filed with the SEC by Facebook, including the proxy statement when available, and the Annual Report on Form 10-K for the year ended December 31, 2015, will be available free of charge from Facebook’s Investor Relations website at investor.fb.com.

Participants in the Solicitation
Facebook and its directors, nominees, and executive officers may be deemed to be participants in the solicitation of proxies from Facebook’s stockholders with respect to the matters to be considered at the 2016 Annual Meeting, including the Reclassification proposal. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of these persons will be described in the proxy statement to be filed with the SEC.